As filed with the Securities and Exchange Commission on October 1, 2025

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLY FINANCIAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-0572512
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Ally Detroit Center

500 Woodward Ave., Floor 10

Detroit, Michigan 48226

(866) 710-4623

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Austin T. McGrath

Ally Detroit Center

500 Woodward Ave.

Detroit, Michigan 48226

(866) 710-4623

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Catherine M. Clarkin, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	Jeffrey A. Belisle, Esq. Ally Detroit Center 500 Woodward Ave. Detroit, Michigan 48226 (866) 710-4623	Brett Cooper, Esq. Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, California 94105 (415) 773-5700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Ally Financial Inc.

SENIOR NOTES

SUBORDINATED NOTES

PREFERRED STOCK

DEPOSITARY SHARES

Ally Financial Inc. may offer from time to time senior notes, subordinated notes, preferred stock and depositary shares representing interests in preferred stock in one or more offerings.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any such offer. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution and any applicable underwriting discounts and commissions. The securities offered by this prospectus, unless stated otherwise in the applicable prospectus supplement, will not be listed on any exchange, listing authority or quotation system.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors” beginning on page 2 of this prospectus and contained in our periodic reports filed with the Securities and Exchange Commission, as well as the other information contained or incorporated by reference in this prospectus.

The securities offered by this prospectus will not be savings accounts, deposits or other obligations of any bank and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2025

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

References in this prospectus to “Ally,” “the Company,” “we,” “us,” and “our” refer to Ally Financial Inc. and its direct and indirect subsidiaries on a consolidated basis, unless the context otherwise requires.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. For the securities being sold, the prospectus supplement will include the names of the underwriters, dealers or agents, if any, their compensation, the terms of the offering, and the net proceeds to us. The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Information Incorporated by Reference; Where You Can Find More Information” before making an investment decision.

INFORMATION INCORPORATED BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below:

(a)	Annual Report on Form 10-K for the year ended December 31, 2024;

(b)	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025;

(c)	Current Reports on Form 8-K filed on March 4, 2025, May 8, 2025 (Item 5.07 only), May 15, 2025, July 24, 2025, July 28, 2025 and July 31, 2025; and

(d)

Portions of the Definitive Proxy Statement on Schedule 14A filed with the SEC on March 21, 2025 for the annual meeting of stockholders held on May 6, 2025, incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2024.

We are also incorporating by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement, except that, unless otherwise indicated, we are not incorporating documents or information deemed to have been furnished and not filed in accordance with SEC rules.

Ally is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and information statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits and schedules thereto. Information about us, including our SEC filings, is also available at our Internet site at http://www.ally.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

You may also obtain a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address and telephone number:

Ally Financial Inc.

Attention: Investor Relations

Ally Charlotte Center

601 S. Tryon Street

Charlotte, North Carolina 28202

Tel: (866) 710-4623

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference documents containing various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, or others. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results.

All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, or uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include the factors described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the other documents incorporated by reference herein. See “Information Incorporated by Reference; Where You Can Find More Information.”

Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any applicable prospectus supplement and subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, or Current Report on Form 8-K and any other documents specifically incorporated by reference herein.

SUMMARY

This summary highlights some of the information contained, or incorporated by reference, in this prospectus. It does not contain all of the information that is important to you. Each time we offer securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement containing specific information about the terms of that offering in their entirety, including the information incorporated by reference, to understand fully the terms of the securities, as well as the other considerations that are important to you in making your investment decision. You should pay special attention to the “Risk Factors” beginning on page 2 hereof or incorporated by reference herein as well as the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page iv.

Ally Financial Inc.

Ally Financial Inc. is a leading digital financial-services company with $189.5 billion in assets as of June 30, 2025. As a customer-centric company with passionate customer service and innovative financial solutions, we are relentlessly focused on “Doing it Right” and being a trusted financial-services provider to our consumer, commercial, and corporate customers. We are one of the largest full-service automotive-finance operations in the United States and offer a wide range of financial services and insurance products to automotive dealerships and consumers. We serve customers with deposits and securities brokerage and investment advisory services as well as automotive financing and insurance offerings. Our business also includes a seasoned corporate finance business that offers capital for equity sponsors and middle-market companies. Ally Financial Inc. is a Delaware corporation and is registered as a Bank Holding Company under the Bank Holding Company Act of 1956, as amended, and a Financial Holding Company under the Gramm-Leach-Biley Act of 1999, as amended.

Our principal executive offices are located at Ally Detroit Center, 500 Woodward Ave., Detroit, Michigan 48226, and our telephone number is (866) 710-4623.

Securities Being Offered

Ally has filed a registration statement with the SEC under a “shelf” registration procedure. Under this procedure, Ally may offer and sell from time to time, in one or more series, any one or a combination of the following securities:

•	Senior Notes of Ally (“senior notes”);

•	Subordinated Notes of Ally (“subordinated notes”);

•	Shares of Preferred Stock of Ally (“preferred stock”); and

•	Depositary Shares (“depositary shares”).

Unless we state otherwise in the applicable prospectus supplement, the securities will be sold for, and amounts payable with respect to any such securities will be payable in, U.S. dollars.

RISK FACTORS

Investing in the securities covered by this prospectus involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in any updates to those risk factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information we include or incorporate by reference in this prospectus and any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include working capital; reduction, retirement or refinancing of outstanding debt; capital expenditures; redemptions or repurchases of certain outstanding securities; and acquisitions and other business opportunities. Pending such applications, such proceeds may be temporarily invested in short-term marketable securities or applied to the reduction of short-term indebtedness.

DESCRIPTION OF SENIOR NOTES

The following description of the terms of the senior notes provides general terms and provisions of the securities to which any prospectus supplement may relate. We will describe in any prospectus supplement the particular terms of the senior notes offered and the extent, if any, to which the general provisions apply to the senior notes.

In this description, references to “Ally,” “we,” “our,” “ours,” and “us” refer only to Ally Financial Inc. and not to any of its direct or indirect subsidiaries or affiliates, except as otherwise indicated.

General

Ally will issue the senior notes under the indenture dated as of July 1, 1982, as amended by the first supplemental indenture dated as of April 1, 1986, the second supplemental indenture dated as of June 15, 1987, the third supplemental indenture dated as of September 30, 1996, the fourth supplemental indenture dated as of January 1, 1998, the fifth supplemental indenture dated as of September 30, 1998, and the sixth supplemental indenture dated as of June 9, 2022 (as so amended, the “1982 Indenture”), among Ally and The Bank of New York Mellon (successor to Morgan Guaranty Trust Company of New York), as trustee (the “Trustee”). Each series of senior notes will constitute a separate series of notes from those series previously issued under the 1982 Indenture. Those terms of a series of senior notes that differ from or that are in addition to the terms of the 1982 Indenture will be set forth in the resolution or resolutions of the board of directors or the executive committee of Ally authorizing the issuance of the applicable series of senior notes. For the purposes of amending or modifying the 1982 Indenture, the holders of senior notes will generally vote as a single class with the holders of debt securities of all other series at the time outstanding under the 1982 Indenture (together, the “1982 Indenture Debt Securities”).

The following description is a summary of certain provisions of the 1982 Indenture and the senior notes. It does not restate the 1982 Indenture or the senior notes in their entirety and is qualified in its entirety by reference to such documents. You may request copies of the 1982 Indenture at Ally’s address set forth under “Information Incorporated by Reference; Where You Can Find More Information.”

Unless we state otherwise in the applicable prospectus supplement, each series of senior notes will be issued in fully registered book-entry form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 above that amount. Each series of senior notes will be issued in the form of global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York, as described under “Book-Entry, Delivery and Forms of Notes and Depositary Shares.”

Principal Amount; Maturity and Interest

Unless we state otherwise in the applicable prospectus supplement, each series of senior notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars.

Each series of senior notes will bear interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, interest on a series of senior notes that bear interest at a fixed rate will be computed on the basis of a 360-day year of twelve 30-day months, and interest on a series of senior notes that bear interest at a floating rate will be computed on the basis of the actual number of days elapsed over a 360-day year.

With respect to senior notes that bear interest at a fixed rate, interest on each series of senior notes will accrue from and including the date such series of senior notes is issued (the “issue date”) or from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date. If an interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next succeeding business day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay.

With respect to senior notes that bear interest at a floating rate, interest on each series of senior notes will accrue from and including the issue date or from and including the most recent interest payment date. If an interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next succeeding business day, except that if that business day is in the immediately succeeding calendar month, the interest payment will be made on the next preceding business day, in each case with interest accruing to the applicable interest payment date (as so adjusted). If the maturity date or a redemption date, if applicable, of a senior note that bears interest at a floating rate falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, but no additional interest shall accrue and be paid unless Ally fails to make a payment on such next succeeding business day.

No Guarantees

None of Ally’s subsidiaries will guarantee the senior notes.

Ranking

The senior notes will rank equally in right of payment with all existing and future unsubordinated unsecured indebtedness of Ally, including all 1982 Indenture Debt Securities, and senior in right of payment to existing and future indebtedness of Ally that by its terms is expressly subordinated to the senior notes. The senior notes will be effectively subordinated to any secured indebtedness of Ally to the extent of the value of the assets securing such debt.

The senior notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables and lease obligations and, in the case of Ally Bank, its deposits) of each of Ally’s subsidiaries to the extent of the value of the assets of such subsidiaries.

Redemption

Unless we state otherwise in the applicable prospectus supplement, the applicable series of senior notes will not be subject to redemption prior to maturity and there will be no sinking fund for such senior notes.

Certain Covenants

Limitation on Liens

The 1982 Indenture provides that Ally will not pledge or otherwise subject to any lien any of its property or assets unless the senior notes are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. This covenant does not apply to:

•

the pledge of any assets to secure any financing by Ally of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which Ally reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

•	the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

•

any deposit of assets of Ally with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by Ally from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against Ally;

•

any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

•

any extension, renewal, or replacement (or successive extensions, renewals, or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing four clauses of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

Merger and Consolidation

The 1982 Indenture provides that Ally will not merge or consolidate with another corporation or sell or convey all or substantially all of Ally’s assets to another person, firm or corporation unless either Ally is the continuing corporation or the successor corporation (if other than Ally) shall be a corporation organized and existing under the laws of the United States of America or a state thereof and such corporation shall expressly assume the interest and principal (and premium, if any) due under the 1982 Indenture Debt Securities and the performance and observance of all applicable conditions and covenants. In either case, the 1982 Indenture provides that neither Ally nor a successor corporation may be in default of performance immediately after such merger or consolidation or sale or conveyance. Additionally, the 1982 Indenture provides that in the case of any such merger or consolidation or sale or conveyance, the successor corporation may continue to issue securities under the 1982 Indenture.

SEC Reports and Reports to Holders

Ally will be required to file with the Trustee within 15 days after Ally is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Ally may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if Ally is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. In addition, Ally will be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by Ally with the conditions and covenants provided for in the 1982 Indenture as may be required from time to time by such rules and regulations.

Modification of the 1982 Indenture

The 1982 Indenture contains provisions permitting Ally and the Trustee to modify or amend the 1982 Indenture or any supplemental indenture or the rights of the holders of the 1982 Indenture Debt Securities issued, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the 1982 Indenture Debt Securities which are affected by such modification or amendment, voting as one class, provided that, without the consent of the holder of each 1982 Indenture Debt Security so affected, no such modification shall:

•

extend the fixed maturity of any 1982 Indenture Debt Securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each 1982 Indenture Debt Security so affected; or

•

reduce the aforesaid percentage of the 1982 Indenture Debt Securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all 1982 Indenture Debt Securities then outstanding under the 1982 Indenture.

The 1982 Indenture contains provisions permitting Ally and the Trustee to enter into indentures supplemental to the 1982 Indenture, without the consent of the holders of the 1982 Indenture Debt Securities at the time outstanding, for one or more of the following purposes:

•	to evidence the succession of another corporation to Ally, or successive successions, and the assumption by any successor corporation of certain covenants, agreements and obligations;

•

to add to the covenants such further covenants, restrictions, conditions or provisions as Ally’s board of directors and the Trustee shall consider to be for the protection of the holders of the 1982 Indenture Debt Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default, an Event of Default (as defined below) or a Covenant Breach (as defined below) permitting the enforcement of all or any of the several remedies provided in the 1982 Indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

•

to permit or facilitate the issuance of 1982 Indenture Debt Securities in coupon form, registrable or not registrable as to principal, and to provide for exchangeability of such securities with securities issued thereunder in fully registered form;

•

to cure any ambiguity or to correct or supplement any provision contained therein or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under the 1982 Indenture as shall not adversely affect the interests of the holders of any 1982 Indenture Debt Securities; or

•	to evidence and provide for the acceptance and appointment by a successor trustee.

Notwithstanding the foregoing, holders of a particular series of senior notes shall vote as a separate class with respect to amendments, modifications or waivers affecting only that series of senior notes and the holders of other 1982 Indenture Debt Securities shall not have any voting rights with respect to such matters as they relate to that series of senior notes.

Events of Default

An event of default with respect to a series of senior notes is defined in the 1982 Indenture as being (the “Events of Default”):

•	default for 30 days in payment of any principal or premium, if any, with respect to such series of senior notes;

•	default for 30 days in payment of any interest with respect to such series of senior notes; or

•	certain events of bankruptcy, insolvency or reorganization with respect to Ally.

In case any of the first or second Events of Default above shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the 1982 Indenture Debt Securities affected thereby then outstanding may declare the principal amount of all 1982 Indenture Debt Securities affected thereby to be due and payable. In case an event of default as set out in the third Event of Default above shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all 1982 Indenture Debt Securities then outstanding, voting as one class, may declare the principal of all outstanding 1982 Indenture Debt Securities to be due and payable. Any Event of Default may be waived and a declaration of acceleration of payment rescinded by the holders of a majority in aggregate principal amount of the applicable series of senior notes, or of all outstanding 1982 Indenture Debt Securities, as the case may be, if sums sufficient to pay all amounts due (with interest, if any) other than amounts due upon acceleration are provided to the Trustee and all defaults are remedied. For such purposes, if the principal of all series of 1982 Indenture Debt Securities shall have been declared to be payable, all series will be treated as a single class.

For 1982 Indenture Debt Securities issued on or after June 9, 2022, no other defaults under or breaches of the 1982 Indenture or any 1982 Indenture Debt Securities will result in an Event of Default, whether after notice, the passage of time or otherwise and therefore none of such other events (even if constituting a Covenant Breach (as defined below)) will result in a right of acceleration of the payment of the outstanding principal amount of such 1982 Indenture Debt Securities. However, certain events may give rise to a Covenant Breach.

A “Covenant Breach” under the 1982 Indenture, as to any series of 1982 Indenture Debt Securities issued on or after June 9, 2022, includes any default in the performance of any other covenant in the 1982 Indenture or such 1982 Indenture Debt Securities for 30 days after notice by the Trustee or holders of at least 25% in aggregate principal amount of such series of 1982 Indenture Debt Securities at the time outstanding.

Ally is required to file with the Trustee annually an officers’ certificate as to the absence of certain defaults under the terms of the 1982 Indenture. The 1982 Indenture provides that the Trustee may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

The holders of a series of senior notes shall vote as a separate class from the holders of the other 1982 Indenture Debt Securities with respect to any defaults or events of default or remedies relating thereto as a result of any covenants, obligations or provisions affecting only such series of senior notes and no other series of 1982 Indenture Debt Securities.

Subject to the provisions of the 1982 Indenture relating to the duties of the Trustee in case an Event of Default or Covenant Breach shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the 1982 Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the Trustee reasonable security or indemnity against costs, expenses and liabilities which might be incurred.

Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in principal amount of the 1982 Indenture Debt Securities affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Satisfaction and Discharge

The 1982 Indenture shall cease to be of further effect with respect to a series of senior notes if at any time (a) Ally shall have delivered to the Trustee for cancellation all senior notes of such series theretofore authenticated (other than any senior notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid), or (b) all such senior notes of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and Ally shall deposit or cause to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by the Trustee or any paying agent to Ally) sufficient to pay at maturity or upon redemption all senior notes of such series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case Ally shall also pay or cause to be paid all other sums payable under the 1982 Indenture by Ally with respect to the senior notes of such series.

All such moneys deposited with the Trustee shall be held in trust and applied by it to the payment, either directly or through any paying agent (including Ally acting as its own paying agent), to the holders of the applicable series of senior notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (and premium, if any).

Further Issues

Ally may from time to time, without notice to or the consent of the registered holders of any series of senior notes, create and issue further notes ranking equally with the existing series of senior notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes. Such further notes may be consolidated and form a single series with a particular series of existing senior notes and have the same terms as to status, redemption or otherwise as such senior notes.

Concerning the Trustee

The Trustee will be designated by Ally as the initial paying agent, transfer agent and registrar with respect to each series of senior notes. The Corporate Trust Office of the Trustee is currently located at 240 Greenwich Street, Floor 7E, New York, NY 10286, U.S.A., Attention: Corporate Trust Administration.

The 1982 Indenture provides that the Trustee, prior to the occurrence of an Event of Default or Covenant Breach of a series of senior notes and after the curing of all such Events of Default and Covenant Breaches of such series which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the 1982 Indenture. If any such Event of Default or Covenant Breach has occurred (which has not been cured) with respect to a particular series of senior notes, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the 1982 Indenture as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The 1982 Indenture also provides that the Trustee or any agent of Ally or the Trustee, in their individual or any other capacity, may become the owner or pledgee of senior notes with the same rights it would have if it were not the Trustee or agent; provided, however, that all moneys received by the Trustee or any paying agent shall, until used or applied as provided in the 1982 Indenture, be held in trust thereunder for the purposes for which they were received and need not be segregated from other funds except to the extent required by law.

Governing Law and Consent to Jurisdiction

The 1982 Indenture is, and the senior notes will be, governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF SUBORDINATED NOTES

The following description of the terms of the subordinated notes provides general terms and provisions of the securities to which any prospectus supplement may relate. We will describe in any prospectus supplement the particular terms of the subordinated notes offered and the extent, if any, to which the general provisions apply to the subordinated notes.

In this description, references to “Ally,” “we,” “our,” “ours,” and “us” refer only to Ally Financial Inc. and not to any of its direct or indirect subsidiaries or affiliates, except as otherwise indicated.

General

Ally will issue subordinated notes under the indenture dated as of November 20, 2015 (as it may be amended from time to time, the “Subordinated Indenture”) between Ally and The Bank of New York Mellon, as trustee (the “Trustee”). Each series of subordinated notes will constitute a separate series of notes from those previously issued under the Subordinated Indenture. Those terms of a series of subordinated notes that differ from or that are in addition to the terms of the Subordinated Indenture will be set forth in the resolution or resolutions of the board of directors or the executive committee of Ally authorizing the issuance of the applicable series of subordinated notes. For the purposes of amending or modifying the Subordinated Indenture, the holders of subordinated notes will generally vote as a single class with the holders of subordinated debt securities of all other series at the time outstanding under the Subordinated Indenture (together, the “Subordinated Debt Securities”).

The following description is a summary of certain provisions of the Subordinated Indenture and the subordinated notes. It does not restate the Subordinated Indenture or the subordinated notes in their entirety and is qualified in its entirety by reference to such documents. You may request copies of the Subordinated Indenture at Ally’s address set forth under “Information Incorporated by Reference; Where You Can Find More Information.”

Unless we state otherwise in the applicable prospectus supplement, the subordinated notes will be issued in fully registered book-entry form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 above that amount. Unless we state otherwise in the applicable prospectus supplement, each series of subordinated notes will be issued in the form of global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York, as described under “Book-Entry, Delivery and Forms of Notes and Depositary Shares.”

Principal Amount; Maturity and Interest

Unless we state otherwise in the applicable prospectus supplement, each series of subordinated notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars.

Each series of subordinated notes will bear interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, interest on a series of subordinated notes that bear interest at a fixed rate will be computed on the basis of a 360-day year of twelve 30-day months, and interest on a series of subordinated notes that bear interest at a floating rate will be computed on the basis of the actual number of days elapsed over a 360-day year.

With respect to subordinated notes that bear interest at a fixed rate, interest on each series of subordinated notes will accrue from and including the date such series of subordinated notes are issued (the “issue date”) or from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for with respect to such subordinated notes to but excluding the relevant interest payment date. If an interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next succeeding business day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay.

With respect to subordinated notes that bear interest at a floating rate, interest on each series of subordinated notes will accrue from and including the issue date or from and including the most recent interest payment date. If an interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next succeeding business day, except that if that business day is in the immediately succeeding calendar month, the interest payment will be made on the next preceding business day, in each case with interest accruing to the applicable interest payment date (as so adjusted). If the maturity date or a redemption date, if applicable, of a subordinated note that bears interest at a floating rate falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, but no additional interest shall accrue and be paid unless Ally fails to make a payment on such next succeeding business day.

No Guarantee

None of Ally’s subsidiaries will guarantee the subordinated notes.

Ranking

The subordinated notes will rank equally in right of payment with all existing and future unsecured Indebtedness Ranking on a Parity (as defined below) of Ally with the subordinated notes, junior in right of payment to all existing and future Senior Indebtedness (as defined below) of Ally and senior in right of payment to any of Ally’s existing and future Indebtedness Ranking Junior to the Subordinated Debt Securities (as defined below). The subordinated notes will be effectively subordinated to any secured indebtedness of Ally to the extent of the value of the assets securing such debt.

The subordinated notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables and lease obligations and, in the case of Ally Bank, its deposits) of subsidiaries of Ally to the extent of the value of the assets of such subsidiaries.

Subordination to Senior Indebtedness

Ally’s obligation to make any payment on account of the principal of, or premium, if any, and interest, if any, on the subordinated notes will be subordinated and junior in right of payment to Ally’s obligations to the holders of its Senior Indebtedness to the extent described herein.

In the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or dissolution or winding up involving Ally, whether voluntary or involuntary, all of Ally’s obligations to holders of its Senior Indebtedness will be entitled to be paid in full before any payment, whether in cash, property, or otherwise, can be made on account of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities, including the subordinated notes. In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest, if any, on, any Senior Indebtedness beyond any applicable grace period, or in the event that any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of certain payments, permitting the holders of the relevant Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate its maturity, then, unless and until Ally cures the default or event of default or the default or event of default is waived or ceases to exist, Ally will not make any payment of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities, including the subordinated notes, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the Subordinated Debt Securities, including the subordinated notes.

By reason of the above subordination in favor of the holders of Ally’s Senior Indebtedness, in the event of Ally’s bankruptcy or insolvency, holders of Ally’s Senior Indebtedness may receive more, ratably, and holders of the subordinated notes having a claim pursuant to the subordinated notes may receive less, ratably, than Ally’s other creditors.

The Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by Ally. Ally expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Redemption

Unless we state otherwise in the applicable prospectus supplement, the applicable series of subordinated notes will not be subject to redemption prior to maturity and there will be no sinking fund for such subordinated notes. No redemption or early redemption, if applicable, of amounts owed under any series of subordinated notes may be made without the prior written consent of the Federal Reserve.

Certain Covenants

Merger and Consolidation

The Subordinated Indenture provides that Ally will not merge or consolidate with another corporation or sell or convey all or substantially all of Ally’s assets to another person, firm or corporation unless either Ally is the continuing corporation or the successor corporation (if other than Ally) shall be a corporation organized and existing under the laws of the United States of America or a state thereof and such corporation shall expressly assume the interest and principal (and premium, if any) due under the subordinated notes and the performance and observance of all applicable conditions and covenants. In either case, the Subordinated Indenture provides that neither Ally nor a successor corporation may be in default of performance immediately after such merger or consolidation or sale or conveyance. Additionally, the Subordinated Indenture provides that in the case of any such merger or consolidation or sale or conveyance, the successor corporation may continue to issue securities under the Subordinated Indenture.

SEC Reports and Reports to Holders

Ally will be required to file with the Trustee within 15 days after Ally is required to file the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Ally may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if Ally is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. In addition, Ally will be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by Ally with the conditions and covenants provided for in the Subordinated Indenture as may be required from time to time by such rules and regulations. Ally has also agreed that, for so long as any notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the subordinated notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended.

Modification of the Subordinated Indenture

The Subordinated Indenture contains provisions permitting Ally and the Trustee to modify or amend the Subordinated Indenture or any supplemental indenture or the rights of the holders of the Subordinated Debt

Securities issued, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding Subordinated Debt Securities which are affected by such modification or amendment, voting as one class, provided that, without the consent of the holder of each Subordinated Debt Security so affected, no such modification shall:

•

extend the fixed maturity of any Subordinated Debt Securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Subordinated Debt Security so affected;

•

reduce the aforesaid percentage of Subordinated Debt Securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all Subordinated Debt Securities then outstanding under the Subordinated Indenture; or

•

make any change to the “Miscellaneous Provisions” of the Subordinated Indenture that would adversely affect the holders of all Subordinated Debt Securities then outstanding without the consent of each holder so affected.

The Subordinated Indenture further provides that, in determining whether the holders of the requisite principal amount of a series of subordinated notes outstanding have performed any act under the Subordinated Indenture, subordinated notes of such series owned by us or any other obligor upon the subordinated notes of such series or any of our affiliates or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such act, only subordinated notes of such series that the Trustee knows to be so owned shall be so disregarded.

The Subordinated Indenture contains provisions permitting Ally and the Trustee to enter into indentures supplemental to the Subordinated Indenture, without the consent of the holders of the Subordinated Debt Securities at the time outstanding, for one or more of the following purposes:

•	to evidence the succession of another corporation to Ally, or successive successions, and the assumption by any successor corporation of certain covenants, agreements and obligations;

•

to add to the covenants such further covenants, restrictions, conditions or provisions as Ally’s board of directors and the Trustee shall consider to be for the protection of the holders of Subordinated Debt Securities;

•

to permit or facilitate the issuance of Subordinated Debt Securities in coupon form, registrable or not registrable as to principal, and to provide for exchangeability of such securities with securities issued thereunder in fully registered form;

•

to cure any ambiguity or to correct or supplement any provision contained therein or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under the Subordinated Indenture as shall not be inconsistent with any provision of the Subordinated Indenture, provided that such other provisions shall not adversely affect the interests of the holders of any Subordinated Debt Securities of any series;

•	to evidence and provide for the acceptance and appointment by a successor trustee; or

•	to effect certain other limited purposes described in the Subordinated Indenture.

Notwithstanding the foregoing, holders of a particular series of subordinated notes shall vote as a separate class with respect to amendments, modifications or waivers affecting only that series of subordinated notes and the holders of other Subordinated Debt Securities shall not have any voting rights with respect to such matters as they relate to that series of subordinated notes.

Events of Default

The only Events of Default under the Subordinated Indenture with respect to the subordinated notes will be certain events in bankruptcy, receivership or insolvency involving us.

In case an “Event of Default” with respect to the subordinated notes as a result of bankruptcy, receivership, insolvency or reorganization involving us shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the Subordinated Debt Securities then outstanding, voting as one class, may declare the principal of all outstanding Subordinated Debt Securities to be due and payable. An Event of Default may be waived and a declaration of acceleration of payment rescinded by the holders of a majority in aggregate principal amount of the subordinated notes, or of all the outstanding Subordinated Debt Securities, as the case may be, if sums sufficient to pay all amounts due (with interest, if any) other than amounts due upon acceleration are provided to the Trustee and all defaults are remedied. For such purposes, if the principal of all series of Subordinated Debt Securities shall have been declared to be payable, all series will be treated as a single class.

The application of the foregoing paragraph and any other rights under the Subordinated Indenture would, in the event of the bankruptcy or insolvency involving us, be subject to applicable bankruptcy law (including, for example, the automatic stay imposed under U.S. federal bankruptcy law) and to the broad equity powers of a federal bankruptcy court, including, among other things, a determination by a court of the nature and status of the payment of claims in respect of the subordinated notes. At any time after a declaration of acceleration with respect to the subordinated notes has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding notes may, under certain circumstances, rescind and annul the acceleration but only if all Defaults have been remedied, or, if permitted, waived, and if certain other conditions have been satisfied.

The following events will be “Defaults” under the Subordinated Indenture with respect to the subordinated notes:

•	default in payment of any principal or premium, if any, with respect to the subordinated notes;

•	default for 30 days in payment of any interest with respect to the subordinated notes; or

•

default in the performance of any other covenant in the Subordinated Indenture or the subordinated notes for 30 days after notice by the Trustee or holders of at least 25% in aggregate principal amount of the subordinated notes at the time outstanding.

The maturity of each series of subordinated notes will be subject to acceleration only upon the occurrence of an Event of Default. There will be no right of acceleration upon the occurrence of any Default other than an Event of Default. If a Default with respect to a series of subordinated notes occurs and is continuing, the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of such subordinated notes (including, without limitation, the right to timely payment of interest) or the performance of any covenant or agreement in the Subordinated Indenture, including by instituting a judicial proceeding for the collection of sums due and unpaid. The Subordinated Indenture provides that any judgment received in respect of any obligation in respect of a series of subordinated notes will be subordinated to the same extent as any other right to payment under such subordinated notes.

The holders of a series of subordinated notes shall vote as a separate class from the holders of the other Subordinated Debt Securities with respect to any Defaults or remedies relating thereto as a result of any covenants, obligations or provisions affecting only such series of subordinated notes and no other series of Subordinated Debt Securities.

Subject to the provisions of the Subordinated Indenture relating to the duties of the Trustee in case a Default or Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the Trustee reasonable security or indemnity against costs, expenses and liabilities which might be incurred.

Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in principal amount of the Subordinated Debt Securities affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Ally is required to file with the Trustee annually an officers’ certificate as to the absence of certain defaults under the terms of the Subordinated Indenture. The Subordinated Indenture provides that the Trustee may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

Satisfaction and Discharge

The Subordinated Indenture shall cease to be of further effect with respect to a series of subordinated notes if at any time (a) Ally shall have delivered to the Trustee for cancellation all subordinated notes of such series theretofore authenticated (other than any subordinated notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid), or (b) all such subordinated notes of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and Ally shall deposit or cause to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by the Trustee or any paying agent to Ally) sufficient to pay at maturity or upon redemption all subordinated notes of such series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case Ally shall also pay or cause to be paid all other sums payable under the Subordinated Indenture by Ally with respect to the subordinated notes of such series.

All such moneys deposited with the Trustee shall be held in trust and applied by it to the payment, either directly or through any paying agent (including Ally acting as its own paying agent), to the holders of the applicable series of subordinated notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (and premium, if any).

Further Issues

Ally may from time to time, without notice to or the consent of the registered holders of any series of subordinated notes, create and issue further notes ranking equally with the existing series of subordinated notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes. Such further notes may be consolidated and form a single series with a particular series of existing subordinated notes and have the same terms as to status, redemption or otherwise as subordinated notes.

Concerning the Trustee

The Trustee for the subordinated notes will be designated by Ally as the initial paying agent, transfer agent and registrar with respect to each series of subordinated notes. The Corporate Trust Office of the Trustee is currently located at 240 Greenwich Street, Floor 7E, New York, NY 10286, U.S.A., Attention: Corporate Trust Administration.

The Subordinated Indenture provides that the Trustee, prior to the occurrence of an Event of Default of the subordinated notes and after the curing of all such Events of Default of the subordinated notes which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Subordinated Indenture. If any such Event of Default has occurred (which has not been cured) with respect to a particular series of subordinated notes, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the Subordinated Indenture as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The Subordinated Indenture also provides that the Trustee or any agent of Ally or the Trustee, in their individual or any other capacity, may become the owner or pledgee of subordinated notes with the same rights it would have if it were not the Trustee or agent; provided, however, that all moneys received by the Trustee or any paying agent shall, until used or applied as provided in the Subordinated Indenture, be held in trust thereunder for the purposes for which they were received and need not be segregated from other funds except to the extent required by law.

Governing Law and Consent to Jurisdiction

The Subordinated Indenture is, and the subordinated notes will be, governed by and will be construed in accordance with the laws of the State of New York.

Certain Definitions

“Indebtedness for Money Borrowed” means:

•	any obligation of ours, or any obligation guaranteed by Ally, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

•	similar obligations arising from off-balance sheet guarantees and direct credit substitutes;

•	obligations associated with derivative products, such as interest-rate and foreign-exchange-rate contracts, commodity contracts and similar arrangements; and

•	any deferred obligations for the payment of the purchase price of property or assets.

“Indebtedness Ranking Junior to the Subordinated Debt Securities” means any of Ally’s Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to Ally’s subordinated notes (and any other Indebtedness Ranking on a Parity with Ally’s Subordinated Debt Securities) in right of payment upon the happening of any event of bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or dissolution or winding-up involving Ally, whether voluntary or involuntary.

“Indebtedness Ranking on a Parity” with the Subordinated Debt Securities means Ally’s Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to our Subordinated Debt Securities in the right of payment upon the happening of any event of the kind specified in the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or dissolution or winding-up involving Ally, whether voluntary or involuntary.

“Senior Indebtedness” means Ally’s Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Subordinated Debt Securities or Indebtedness Ranking Junior to the Subordinated Debt Securities. Senior Indebtedness also includes any deferrals, renewals or extensions of the Senior Indebtedness.

DESCRIPTION OF PREFERRED STOCK

As of the date of this prospectus, the authorized capital stock of Ally Financial Inc. consists of 1,400,000,000 shares of capital stock, of which 1,100,000,000 shares are shares of common stock, $0.01 par value per share, and 300,000,000 shares are shares of preferred stock, $0.01 par value per share, issuable in series.

As of July 31, 2025, 307,808,031 shares of common stock were issued and outstanding and 2,350,000 shares of preferred stock were issued and outstanding, comprised of 1,350,000 shares of 4.700% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, and 1,000,000 shares of 4.700% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C.

To the extent authorized, we may issue preferred stock under the currently existing series of preferred stock. In addition, we may issue new series of preferred stock. We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. See “Description of Depositary Shares.”

The following discussion of the material provisions of the preferred stock, Ally’s Amended and Restated Certificate of Incorporation and Bylaws are qualified in their entirety by reference to such Amended and Restated Articles of Incorporation and Bylaws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Ally may issue shares of preferred stock in one or more series, either separately, or together with, or upon the conversion of or in exchange for, other securities. When Ally offers to sell a particular series of preferred stock, Ally will describe the specific terms of such preferred stock in a supplement to this prospectus. The preferred stock will be issued under a certificate of designation, which forms, or will form, a part of Ally’s Amended and Restated Certificate of Incorporation at the time such preferred stock is issued. The form of articles of amendment relating to the certificate of designation of a series of preferred stock will be incorporated by reference in the registration statement of which this prospectus forms a part. The terms of the preferred stock offered by any prospectus supplement may differ from the general terms set forth in this prospectus.

If Ally offers preferred stock, the terms of any particular series of preferred stock, including preferred stock to be represented by depositary shares, will be described in the applicable prospectus supplement, including (where applicable) the voting rights (if any), designations, powers, preferences, and the relative, participating, optional or other rights (in each case, if any), and the qualifications, limitations, or restrictions of any unissued series of preferred stock. The applicable prospectus supplement will also describe any restrictions to which the preferred stock being offered will be subject pursuant to the terms of Ally’s then-outstanding capital stock.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of Ally or to remove present management and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of Ally. No holder of preferred stock will be entitled, as a matter of right, to subscribe for or purchase any shares of preferred stock or common stock.

Any preferred stock that we issue will, when issued, be fully paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, any series of offered preferred stock will rank, with respect to dividends and the distribution of assets, senior to common stock, and on a parity with shares of any other then outstanding series of preferred stock. Therefore, any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock. In addition, under certain circumstances, preferred stock could also restrict dividend payments to our holders of common stock.

The transfer agent and registrar for a series of preferred stock will be named in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following description briefly summarizes the material terms and provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms which will be disclosed in the relevant prospectus supplement. The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. We will file the form of deposit agreement, including the form of depositary receipt, with the SEC before we issue any depositary shares. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or other financial institution we select as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary pro rata or by lot or in such other manner as we may determine to be fair and equitable.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will transmit the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will seek to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing such series of preferred stock, it will not vote to the extent of the shares of such series of preferred stock represented by such depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement that has been amended thereby.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Ally.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the preferred stock and any money and other property represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges or expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Ally, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary.

Miscellaneous

The preferred stock depositary will transmit to the holders of depositary shares all reports and communications from Ally that are delivered to the preferred stock depositary and that Ally is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Ally will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Ally and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Ally and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

BOOK-ENTRY, DELIVERY AND FORMS OF NOTES AND DEPOSITARY SHARES

Unless otherwise stated in the applicable prospectus supplement and except as set forth below, debt securities described in this prospectus (“notes”) and the applicable prospectus supplement will be issued in registered, global form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Initially, the Trustee will act as paying agent and registrar for the notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar for the notes.

Unless otherwise stated in the applicable prospectus supplement and except as set forth below, depositary shares described in this prospectus will be issued under a book-entry system in the form of one or more global depositary receipts (the “Global Depositary Receipts”). The Global Depositary Receipts will be registered in the name of DTC or its nominee. The Global Depositary Receipts will be deposited with the preferred stock depositary. Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. DTC will thus be the only registered holder of the depositary receipts representing the depositary shares and will be considered the sole owner of the depositary receipts for purposes of the deposit agreement.

Except as set forth below, the Global Notes and Global Depositary Receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. In addition, transfers of beneficial interests in the Global Notes and Global Depositary Receipts will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Certain Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience.

These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”).

Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it, ownership of interests in the Global Notes and Global Depositary Receipts will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes or Global Depositary Receipts).

Investors in the Global Notes or Global Depositary Receipts may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note or Global Depositary Receipt, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note or Global Depositary Receipt to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note or Global Depositary Receipt to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes or Global Depositary Receipt will not have notes or depositary shares registered in their names, will not receive physical delivery of notes or depositary shares in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes or the deposit agreement governing the depositary shares for any purpose.

Payments in respect of the principal of, premium, if any, and interest on a Global Note and of dividends, if any, distributions upon liquidation or other distributions with respect to a Global Depositary Receipt registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes or the deposit agreement governing the depositary shares. Under the terms of the indenture governing the notes or the deposit agreement governing the depositary shares, we and the Trustee or the preferred stock depositary, as applicable, will treat the persons in whose names the notes, including the Global Notes, or depositary shares, including the Global Depositary Receipts, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we, the Trustee, the preferred stock depositary nor any agent of us, the Trustee or such preferred stock depositary has or will have any responsibility or liability for (i) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or Global Depositary Receipts, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes or Global Depositary Receipts or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest) or the depositary shares (including dividends and distributions upon liquidation), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their beneficial ownership of an interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of notes or depositary shares will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, any preferred stock depositary or us. Neither we, the Trustee nor any such preferred stock depositary will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes or depositary shares, and we, the Trustee and any such preferred stock depositary may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes or Global Depositary Receipts are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See “—Same-Day Settlement and Payment.” Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note or Global Depositary Receipt in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes or depositary shares only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes or Global Depositary Receipts, as applicable, and only in respect of such portion of the aggregate amount of the notes or depositary shares as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for notes in certificated form and to distribute such notes to its Participants.

Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Book-Entry Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below).

Owners of beneficial interests in a Global Depositary Receipt will not be entitled to receive physical delivery of the related depositary shares or any depositary receipts in certificated form and will not be considered the holders of the depositary shares or depositary receipts for any purpose under the deposit agreement, and no depositary receipt will be exchangeable, except for another depositary receipt of the same denomination and tenor to be registered in the name of DTC or its successor or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a Participant, on the procedures of the Participant or Indirect Participant through which the beneficial owner owns its interest to exercise any rights of a holder under the deposit agreement.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes and Global Depositary Receipts among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, the Trustee nor any preferred stock depositary, nor any of our or their respective agents, will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if (i) DTC notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we thereupon fail to appoint a successor depositary within 90 days or (ii) we at any time determine not to have the notes represented by the Global Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request, but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture governing the notes, and in accordance with the certification requirements set forth in the indenture governing the notes. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Same-Day Settlement and Payment

Payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to notes in certificated form, we will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Payments in respect of the depositary shares represented by the Global Depositary Receipts (including dividends and any other amounts payable with respect to the depositary shares) will be made by wire transfer of immediately available funds to the applicable agent, who in turn will make payments to DTC or its nominee, as the case may be, as the registered holder of the Global Depositary Receipts. DTC will credit the relevant accounts of their participants on the applicable date. With respect to depositary shares in certificated form, we will make all payments of dividends and any other amounts payable with respect to the depositary shares by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The depositary shares represented by the Global Depositary Receipts are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such shares will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated shares will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note or Global Depositary Receipt, as applicable, from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note or Global Depositary Receipt, as applicable, by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

PLAN OF DISTRIBUTION

We may sell the securities to or through agents or underwriters or directly to one or more purchasers.

By Agents

We may use agents to sell the securities. The agents will agree to use their reasonable best efforts to solicit purchases during the period of their appointment.

By Underwriters

We may sell the securities to underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts, concessions or commissions they give to dealers.

Direct Sales

We may sell securities directly to investors. In this case, no underwriters or agents would be involved.

As one of the means of direct issuance of securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of those offered securities, if so described in the prospectus supplement or pricing supplement.

General Information

Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for Ally by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements of Ally Financial Inc. incorporated by reference in this Prospectus, and the effectiveness of Ally Financial Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

	Amount to Be Paid
Registration fee		$(1)
Printing		(2)
Legal fees and expenses (including Blue Sky fees)		(2)
Trustee, Depositary and Transfer Agent fees		(2)
Accounting fees and expenses		(2)
Miscellaneous		(2)

TOTAL		$(2)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law. The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s Certificate of Incorporation, provision of the Registrant’s Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers, in their respective capacities as such, against loss arising from claims made for any actual or alleged breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

In connection with an offering of the securities registered hereunder, the Registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 14, 2014, incorporated herein by reference)

4.2	Certificate of Designation of 4.700% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 22, 2021, incorporated herein by reference)

4.3	Certificate of Designation of 4.700% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C (Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 2, 2021, incorporated herein by reference)

4.4	Form of Articles of Amendment for Preferred Stock*

4.5	Amended and Restated Bylaws of the Company (Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 9, 2022, incorporated herein by reference)

4.6	Indenture dated as of July 1, 1982, between the Company and The Bank of New York Mellon (Successor Trustee to Morgan Guaranty Trust Company of New York) (Filed as Exhibit 4(a) to the Company’s Registration Statement No. 2-75115, incorporated herein by reference)(P)

4.7	First Supplemental Indenture dated as of April 1, 1986, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(g) to the Company’s Registration Statement No. 33-4653, incorporated herein by reference)(P)

4.8	Second Supplemental Indenture dated as of June 15, 1987, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(h) to the Company’s Registration Statement No. 33-15236, incorporated herein by reference)(P)

4.9	Third Supplemental Indenture dated as of September 30, 1996, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(i) to the Company’s Registration Statement No. 333-33183, incorporated herein by reference)

4.10	Fourth Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(j) to the Company’s Registration Statement No. 333-48705, incorporated herein by reference)

4.11	Fifth Supplemental Indenture dated as of September 30, 1998, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(k) to the Company’s Registration Statement No. 333-75463, incorporated herein by reference)

4.12	Sixth Supplemental Indenture dated as of June 9, 2022, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 9, 2022, incorporated herein by reference)

Exhibit No.	Document

4.13	Form of Fixed Rate Senior Note (Filed as Exhibit 4.13 to the Company’s Registration Statement No. 333-268013, incorporated herein by reference)

4.14	Form of Floating Rate Senior Note (Filed as Exhibit 4.14 to the Company’s Registration Statement No. 333-268013, incorporated herein by reference)

4.15	Subordinated Indenture dated as of November 20, 2015, between the Company and The Bank of New York Mellon (Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 20, 2015, incorporated herein by reference)

4.16	Form of Subordinated Note (included in Exhibit 4.15)

4.17	Form of Deposit Agreement (including the Form of Depositary Receipt)*

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Indenture dated as of July 1, 1982, between the Company and The Bank of New York Mellon

25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Subordinated Indenture dated as of November 20, 2015, between the Company and The Bank of New York Mellon

107	Filing Fee Table

*	To be filed by amendment or pursuant to a Current Report on Form 8-K.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on October 1, 2025.

ALLY FINANCIAL INC.

By:	/s/ Michael G. Rhodes
Michael G. Rhodes Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Austin T. McGrath and Jeffrey A. Belisle, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Michael G. Rhodes Michael G. Rhodes	Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2025

/s/ Russell E. Hutchinson Russell E. Hutchinson	Chief Financial Officer (Principal Financial Officer)	October 1, 2025

/s/ Austin T. McGrath Austin T. McGrath	Chief Accounting Officer and Controller (Principal Accounting Officer)	October 1, 2025

/s/ Franklin W. Hobbs Franklin W. Hobbs	Chairman	October 1, 2025

/s/ William H. Cary William H. Cary	Director	October 1, 2025

/s/ Mayree C. Clark Mayree C. Clark	Director	October 1, 2025

/s/ Kim S. Fennebresque Kim S. Fennebresque	Director	October 1, 2025

/s/ Thomas P. Gibbons Thomas P. Gibbons	Director	October 1, 2025

Signature	Title	Date

/s/ Michelle J. Goldberg Michelle J. Goldberg	Director	October 1, 2025

/s/ Marjorie Magner Marjorie Magner	Director	October 1, 2025

/s/ David Reilly David Reilly	Director	October 1, 2025

/s/ Brian Sharples Brian Sharples	Director	October 1, 2025